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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-60151, Post-Effective Amendment No. 2 to Registration Statement No. 333-04505, and Post-Effective Amendment No. 5 to Registration Statement No. 33-84578 of AK Steel Holding Corporation on Forms S-8 of our report dated January 30, 2002, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2001.

Deloitte & Touche
Cincinnati, Ohio
March 15, 2002